Exhibit 23.1
Consent of Rotenberg & Co., LLP
[LETTERHEAD OF ROTENBERG & CO., LLP]
INDEPENDENT AUDITORS’ CONSENT
To the Board of Directors
   and Stockholders
Veramark Technologies, Inc.
Pittsford, New York
     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 20, 2008, which appears on page 27 of the Annual Report to the Securities and Exchange Commission of Veramark Technologies, Inc. on Form 10 for the year ended December 31, 2007.

ROTENBERG & CO., LLP
Rochester, New York
November 04, 2008